Exhibit 10.64

$500,000.00                                                          May 22,2001

                      SECURED PROMISSORY NOTE (page 1 of 2)


1. FOR VALUE RECEIVED, C5 Health< Inc., a Delaware corporation (Borrower), unconditionally promises to pay to Millennium Health Communications, Inc. (Noteholder), by or before Ninety (90) Days from the date hereof (the Principal Maturity Date), the sum of $500,000.00 (the Principal Amount), without interest on the Principal Amount if this note is paid without occurrence of an Event of Default, but if such Event of Default occurs, then interest shall accrue at the rate of 8 1/2% per annum. Interest, if any shall accrue hereunder, shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, and all payments made under this Note shall be applied first, to any amounts of interest due, and then to principal.

2. Borrower shall have the right to prepay the Principal Amount in whole or part at any time or times without penalty.

3. The happening of any of the following events shall constitute an event of default (an Event of Default) under this Note: (a) the failure to pay amounts payable hereunder by not later than the Principal Maturity Date; (b) the failure by Borrower to observe or perform any covenant contained herein; or (c) the validity or enforceability of this Note shall be contested by Borrower, or Borrower shall deny that it has any liability hereunder. Upon occurrence of an Event of Default, Noteholder at its option may declare all of Borrower's obligations hereunder (the Obligations) immediately due and payable and exercise all of its rights and remedies against Borrower. The rights, options and remedies of Noteholder shall be cumulative and no failure or delay by Noteholder in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or a waiver of any Event of Default hereunder.

4. The payment this Note and the performance of Borrower's Obligations to Noteholder hereunder are secured by a security interest in the form of lien on certain and all of the assets sold and conveyed to the Borrower by the terms of an Asset Purchase Agreement of even date herewith (the Acquired Assets), and evidenced by a Financing Statement (UCC-1) duly filed of record with the Florida Department of State, the state wherein the Borrower's principal office, and the Acquired Assets are located.

5. If the Principal Amount plus all accrued interest, if any, are not paid when due, whether at the Principal Maturity Date or upon acceleration, or if this
Note is collected through a bankruptcy or other court, whether before or after the Principal Maturity Date, Borrower agrees to pay all costs of collection incurred by Noteholder, including but not limited to reasonable attorneys' fees.

6. Borrower hereby (a) waives presentment, demand and notice of dishonor, protest, extension, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, as well as the benefit of any exemption provided debtors under law.


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7. This Note shall be governed by and be construed in  accordance  with the laws of the Commonwealth of Virginia without reference to the choice of law principles thereof. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

8. Borrower stipulates that the remedies at law of the holder of this Note in the event of any default or threatened default by Borrower in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

9. The term Noteholder as used herein shall include any future holder of this Note, as hereinafter provided. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Noteholder and its successors and assigns. This note may be transferred and delivered in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Any person in possession of this Note properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value, or Holder in Due Course. Each prior taker or owner waives and renounces all of his equities or rights in this Note in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Until a transfer of
Note is registered on the books of Borrower, Borrower may treat the registered holder thereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                                C5 Health, Inc.
                                                  (Borrower)


                                             /s/Timothy S. Novak
                                        ------------------------------
                                               Timothy S. Novak
                                               President & COO


                                           /s/Lawrence F. Altaffer
                                        ------------------------------
                                         Lawrence F. Altaffer, III, MD
                                                   Director


                                             /s/ Jerry W. Leonard
                                        ------------------------------
                                               Jerry W. Leonard
                                                   Director